Exhibit 4.8

AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of March 23, 2007 is by and among Keystone Consolidated Industries, Inc., a Delaware corporation (“Keystone”), Keystone Wire Products Inc., a Delaware corporation (“KWP”), Engineered Wire Products, Inc., an Ohio corporation (“EWP”), Keystone-Calumet, Inc., a Delaware corporation (“KCI”), F V Steel and Wire Company, a Wisconsin corporation (“F V Steel” and, together with Keystone, KWP, EWP and KCI each individually a “Borrower” and collectively, “Borrowers”), Keystone Energy Resources, LLC, a Delaware limited liability company (“KER”), the parties hereto as lenders (each individually, a “Lender” and collectively, “Lenders” as hereinafter further defined) and Wachovia Capital Finance Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (defined below).

R E C I T A L S:

WHEREAS, Borrowers (other than KCI), the Agent and the Lenders have entered into that certain Loan and Security Agreement dated as of August 31, 2005 (as amended, the “Loan Agreement”);

WHEREAS, Keystone has formed KCI, a wholly-owned subsidiary of Keystone, to (a) acquire substantially all of the operating assets of Calumetals, Inc. and MZG Associates II, LLC (collectively, the “Seller”) including real and personal property (the “Acquisition”) and (b) become a Borrower under the Loan Agreement;

WHEREAS, in connection with the Acquisition, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement as set forth herein; and

WHEREAS, Agent and Lenders have agreed to such amendments upon the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1     Amendments to the Loan Agreement. Immediately upon the satisfaction of each of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a)  Section 1 of the Loan Agreement is hereby amended by amending and restating clause (e) of the definition of “Borrowers” and adding a new clause (f) thereto, to read as follows:

“(e)    Keystone-Calumet, Inc., a Delaware corporation; and (f) any other Person that at any time after the date hereof becomes a Borrower with the prior written consent of Agent and the Required Lenders; each sometimes being referred to herein individually as a “Borrower”.

(b)  Section 1 of the Loan Agreement is hereby amended by deleting the amount of “$35,000,000” set forth in the definition of “Inventory Loan Limit” and replacing it with the amount of “$45,000,000”.

(c)  Section 1 of the Loan Agreement is hereby amended by deleting the amount of “$80,000,000” set forth in the definition of “Maximum Credit” and replacing it with the amount of “$100,000,000”.

(d)  Section 1 of the Loan Agreement is hereby amended by deleting the amount of “$80,000,000” set forth in the definition of “Revolving Loan Limit” and replacing it with the amount of “$100,000,000”.

(e)  Section 2.1(b) of the Loan Agreement is hereby amended by deleting reference to the amount of “$35,000,000” set forth in clause (v) of Section 2.1(b) and replacing it with the amount of “$45,000,000”.

(f)  Section 2.3(a) of the Loan Agreement is hereby amended by adding the following new sentence to the end thereof to read as follows:

“As of March 23, 2007, certain Lenders severally (and not jointly) agree to make an additional Term A Loan to KCI in an amount equal to its Pro Rata Share of the aggregate original principal amount of $2,890,524.”

(g)  Section 2.3(b) of the Loan Agreement is hereby amended by adding the following new sentence to the end thereof to read as follows:

“As of March 23, 2007, certain Lenders severally (and not jointly) agree to make an additional Term B Loan to KCI in an amount equal to its Pro Rata Share of the aggregate original principal amount of $1,152,000.”

(h)  Section 2.3(e) of the Loan Agreement is hereby amended and restated to read as follows:

“(e) The principal amount of each Term A Loan (other than the Term A Loan made on March 23, 2007) shall be repaid in sixty (60) consecutive equal monthly installments (or earlier as provided herein) payable on the first day of each month commencing on October 1, 2005, each in an amount sufficient (assuming a like repayment each month) to reduce each Term A Loan (other than the Term A Loan made on March 23, 2007) to zero ($0) by the first day of September, 2010. The principal amount of each Term B Loan (other than the Term B Loan made on March 23, 2007) shall be repaid in eighty-four (84) consecutive equal monthly installments (or earlier as provided herein) payable on the first day of each month commencing on the first day of the month immediately following the date on which such Term B Loan was made, each in an amount sufficient (assuming a like repayment each month) to reduce each Term B Loan (other than the Term B Loan made on March 23, 2007) to zero ($0) on the eighty-fourth (84th) installment. The principal amount of each Term C Loan shall be repaid in sixty (60) consecutive equal monthly installments (or earlier as provided herein) payable on the first day of each month commencing on the first day of the month immediately following the date of which such Term C Loan was made, each in an amount sufficient (assuming a like repayment each month) to reduce such Term C Loan to zero ($0) on the sixtieth (60th) installment. The principal amount of the Term A Loan made on March 23, 2007 shall be repaid in sixty (60) consecutive equal monthly installments (or earlier as provided herein) payable on the first day of each month commencing on April 1, 2007, in an amount equal to $48,175. The principal amount of the Term B Loan made on March 23, 2007 shall be repaid in eight-four (84) consecutive equal monthly installments (or earlier as provided herein) payable on the first day of each month commencing on April 1, 2007, in an amount equal to $13,714. Notwithstanding the foregoing or anything in this Agreement to the contrary, all Term Loans shall be due and payable on the earlier of (i) the Renewal Date, (ii) if declared due and payable pursuant to Section 10.2 hereof or (iii) the date the Commitment to make Revolving Loans is terminated.”

    (i)  Section 3.2(a) of the Loan Agreement is hereby amended by deleting reference to the amount of “$80,000,000” set forth therein and replacing it with the amount of “$100,000,000”.

(j)  Section 9.9(e) of the Loan Agreement is hereby amended by deleting reference to the amount of “$1,000,000” set forth in clause (v) thereof and replacing it with the amount of “$1,100,000”.

(k)  KCI hereby agrees that on and after the date hereof, KCI shall be a Borrower under the Loan Agreement and the Fee Letter. KCI hereby assumes, and agrees to perform, for the benefit of Lenders and Agents, all of the Obligations of a Borrower under the Loan Agreement and the Fee Letter, including, without limitation, its Obligations with respect to the Loans and Letter of Credit Obligations and its Obligations with respect to the cross-guaranty provisions of Section 14 of the Loan Agreement, and further agrees that KCI shall comply with and be fully bound by the terms of the Loan Agreement and the Fee Letter and the other Financing Agreements as if KCI had been a signatory thereto as of the date thereof. As a Borrower, KCI agrees to pay all Obligations owing by it to Agents and/or any of the Lenders, including, without limitation, all payments of principal, interest, fees, expenses and other charges due from time to time with respect to the Loans and other financial accommodations made, assumed or available to KCI. Without limiting the generality of the foregoing, KCI hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, for itself and the benefit of Lenders, as security for the prompt and complete payment, performance and observance of all Obligations, a lien upon all of its right, title and interest in all of its personal and real property and fixtures, whether now owned or hereafter acquired or existing, and wherever located, including all of its respective Collateral (as defined in the Loan Agreement) in accordance with Section 5 of the Loan Agreement.

(l)  Attached hereto as Schedule A is an information certificate on KCI that shall be deemed to supplement and amend the Information Certificate.

(m)  With respect to the increase in the Maximum Credit from $80,000,000 to $100,000,000 in connection with this Amendment, the Lenders’ Commitments shall be allocated as set forth on Schedule B attached hereto.

Section 2  Limited Waiver. Agent and Lenders hereby (a) waive the restrictions set forth in Section 9.10 of the Loan Agreement solely to permit (i) the formation by Keystone of KCI, as a wholly-owned Subsidiary of Keystone, and (ii) KCI to acquire substantially all the operating assets of Calumetals, Inc. and MZG Associates II, LLC so long as the total consideration to be paid in connection with the Acquisition does not exceed $6,259,000; and (b) waive the restrictions set forth in Section 9.9(e)(iv) of the Loan Agreement solely to permit KCI to execute a promissory note in favor of MZG Associates II, LLC in an amount not to exceed $1,100,000, the proceeds of which shall constitute partial consideration for the Acquisition and shall not be applied against the Obligations (the “Seller Note”).

Section 3  Conditions to Effectiveness. The effectiveness of the amendments set forth in Section 1 above are subject to the satisfaction of each of the following conditions and in each case in form and substance, and with results, satisfactory to Agent:

(a)  Agent shall have received a duly executed counterpart of this Amendment from Borrowers, KER, Required Lenders and each Lender that is increasing its Commitments as set forth in Schedule B hereto;

(b)  Agent shall have received a pledge of the Capital Stock of KCI, together with certificates and endorsement representing such interests, in each case in form and substance satisfactory to Agent;

(c)  Agent shall have received final drafts and executed copies of all purchase agreements and related agreements, documents, instruments, exhibits and schedules in connection with the Acquisition and the Acquisition shall have been consummated on the date hereof in accordance with the terms of such purchase agreements, documents and instruments;

(d)  Agent shall have received satisfactory UCC, tax lien and judgment search results relating to the Seller;

(e)  Agent shall have received an executed mortgage relating to KCI’s real property located in Illinois, together with a UCC fixture filing, ALTA Title insurance policies (or commitments for such policies), surveys and such other documents and instruments as Agent shall reasonably require, all in form and substance reasonably satisfactory to Agent;

(f)  Agent shall have received amendments to existing mortgages of Borrowers which shall be recorded in the appropriate recording offices;

(g)  Agent shall have received evidence that it has a duly perfected first priority perfected lien on the assets of KCI pursuant to a filed UCC-1 financing statement;

(h)  Agent shall have received a final draft and an executed copy of the Seller Note, together with a subordination agreement executed by the Sellers in favor of the Agent;

(i)  Agent shall have received an officer’s certificate form KCI, certifying and attaching (i) certified certificate of incorporation for KCI, (ii) bylaws of KCI, (iii) resolutions of KCI’s board of directors authorizing the transactions described in this Amendment and (iv) good standing certificates from the State of Delaware and Illinois;

(j)  Agent shall have received the fees set forth in that certain Fee Letter dated as of the date hereof among Borrowers and Agent; and

(k)  Agent shall have received a copy of a release or consent from MB Financial Bank, N.A. with respect to all assets sold to KCI, in form and substance satisfactory to the Agent.

Section 4  Representations, Warranties and Covenants. In order to induce Agent and Lenders to enter into this Amendment, Borrowers and KER represent, warrant and covenant to Agent and Lenders, upon the effectiveness of this Amendment, which representations, warranties and covenants shall survive the execution and delivery of this Amendment that:

(a)  No Default; etc. No Default or Event of Default has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the consummation of the transactions contemplated hereby.

(b)  Corporate or Limited Liability Company Power and Authority; Authorization. Each Borrower and KER have the power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Financing Agreements, as amended by this Amendment, to which they are a party and the execution and delivery by such Borrower and KER of this Amendment, and the performance by such Borrower and KER of their obligations hereunder have been duly authorized by all requisite action by such Borrower and KER.

(c)  Execution and Delivery. Each Borrower and KER have duly executed and delivered this Amendment.

(d)  Enforceability. This Amendment constitutes the legal, valid and binding obligations of each Borrower and KER, enforceable against each Borrower and KER in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ right generally, and by general principles of equity.

(e)  Representations and Warranties. All of the representations and warranties contained in the Financing Agreements (other than those which speak expressly only as of a different date) are true and correct as of the date hereof after giving effect to this Amendment and the transactions contemplated hereby.

Section 5  Miscellaneous.

(a)  Effect; Ratification. Borrowers acknowledge that all of the reasonable legal expenses incurred by Agent in connection herewith shall be reimbursable under Section 9.23 of the Loan Agreement. The amendments and waivers set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Agreement or (ii) prejudice any right or rights that any Lender may now have or may have in the future under or in connection with any Financing Agreement. Each reference in the Financing Agreements to “this Agreement”, “herein”, “hereof” and words of like import shall mean such Financing Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Financing Agreements and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Agreements, except as herein amended are hereby ratified and confirmed and shall remain in full force and effect.

(b)  Counterparts; etc. This Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Delivery of an executed counterpart of this Amendment by fax shall have the same force and effect as the delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

(c)  Governing Law. This Amendment shall be deemed a Financing Agreement and shall be governed by, and construed and interpreted in accordance with the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois.

(d)  Reaffirmation. Each Borrower and KER reaffirms all of its obligations under Section 14 of the Loan Agreement as a guarantor of the Obligations.

Section 6  Post Closing Requirement. As a condition subsequent to the effectiveness of this Amendment and as a further covenant of the Borrowers, on or prior to thirty (30) days after the date hereof, Borrowers shall deliver, or cause to be delivered, to Agent’s counsel an ALTA Land Survey for the property located at 317 East 11th Avenue, Chicago Heights, Illinois in form and substance acceptable to Agent’s counsel. Such ALTA Land Survey shall include (i) a certification (in the form previously provided by Agent’s counsel) executed by a land surveyor licensed in Illinois and (ii) all applicable zoning requirements and restrictions customarily included on ALTA surveys in Illinois (including, without limitation, setback and buffer requirements, maximum building height restrictions and minimum parking requirements and such other survey requirements as previously delivered by Agent’s counsel to Mortgagor’s counsel). Failure to comply with the foregoing shall constitute an Event of Default under the Loan Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, Agent, Required Lenders, Borrowers and KER have caused this Amendment No. 2 to Loan and Security Agreement to be duly executed as of the day and year first above written.

BORROWERS:

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

By:
Title:
Name:

KEYSTONE WIRE PRODUCTS INC.

By:
Title:
Name:

ENGINEERED WIRE PRODUCTS, INC.

By:
Title:
Name:

F V STEEL AND WIRE COMPANY

By:
Title:
Name:

KEYSTONE-CALUMET, INC.

By:
Title:
Name:

Agreed and Acknowledged by:

[Signature Page to Amendment No. 2 to
Loan and Security Agreement]
S-1

KEYSTONE ENERGY RESOURCES, LLC

By:
Title:
Name:

AGENT AND LENDERS:

WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Agent and a Lender

By:
Title:
Name:

WESTERN BANK PUERTO RICO (BUSINESS CREDIT DIVISION), as a Lender

By:
Title:
Name:

NORTH FORK BUSINESS CAPITAL CORPORATION, as a Lender

By:
Title:
Name:

PNC BANK NATIONAL ASSOCIATION, as a Lender

By:
Title:
Name:

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